Contacts: Sharon Gamsin, 1-914-249-5622, sgamsin@mastercard.com Jessica Antle, 1-914-249-5632, jessica_antle@mastercard.com

MasterCard International Reports Double Digit Growth in 2005 as Gross Dollar Volume Increases 11.9% Worldwide

Purchase, NY, February 2, 2006—MasterCard International today announced operating results for the fourth quarter and full-year 2005, with double-digit growth in both gross dollar volume (GDV) and purchase volume. In 2005, cardholders worldwide used 749.3 million MasterCard-branded cards for more than 19.1 billion transactions, generating gross dollar volume (GDV) of $1.7 trillion, an increase of 11.9 percent over 2004.

“Innovations like our PayPass contactless payments technology, combined with the global strength of our brand and our ability to provide our customers with leading edge processing services and industry expertise, continue to resonate around the world,” said MasterCard Chief Operating Officer Alan Heuer.

MasterCard’s strong performance in 2005 was fueled by growth in both credit and debit programs. GDV for worldwide credit and charge programs grew 9.2 percent to more than $1.3 trillion, while GDV for offline debit programs rose 23.6 percent to $347.3 billion.

Performance highlights for 2005 include:

•      Cardholders across the globe used MasterCard-branded cards (excluding Maestro® and Cirrus®) for more than 19.1 billion transactions, generating GDV of $1.7 trillion, an increase of 11.9 percent over 2004. GDV includes both purchase and cash volume.

•      At year-end, MasterCard’s almost 25,000 customer financial institutions around the world had issued 749.3 million MasterCard-branded cards, a 10.5 percent increase over 2004.

•      The value of purchases on MasterCard-branded cards showed strong growth worldwide, rising 13.7 percent to nearly $1.2 trillion.

The performance breakdown by region is as follows:

MasterCard International – Page 2

MasterCard International Reports Double Digit Operating Growth in 2005

February 2, 2006

	For the Year ended December 31, 2005
All Programs except On-Line Debit Programs	GDV (Billions)	Growth (Local)	Purchase Volume (Billions)	Growth (Local)	Purchase Transactions (Millions)	Cash Volume (Billions)	Growth (Local)	Cash Transactions (Millions)	Accounts (Millions)	Cards (Millions)
South Asia/Middle East Africa	$21.8	40.8%	$14.4	28.3%	227.5	$7.4	73.6%	59.2	15.8	18.6
Asia/Pacific	261.7	7.7%	139.2	14.2%	1,726.7	122.5	1.2%	477.7	131.6	144.2
Europe	452.8	13.5%	333.9	13.7%	4,528.7	118.9	12.8%	794.8	116.6	129.5
Latin America	98.0	32.5%	44.6	31.9%	1,075 5	53.4	33.0%	397.0	61.6	74.1
Canada	61.2	13.7%	52.1	16.0%	683.9	9.1	1.7%	18.7	25.7	31.3
United States	765.1	9.5%	589.0	11.9%	8,360.3	176.0	2.2%	764.9	301.0	351.6
Worldwide	1,660.6	11.9%	1,173.3	13.7%	16,602.6	487.4	7.8%	2,512.2	652.3	749.3

Credit Programs
United States	575.7	5.1%	472.2	9.1%	5,597.7	103.5	-9.7%	66.8	231.7	277.0
Worldwide	1,313.3	9.2%	989.9	12.5%	12,625.1	323.5	-0.1%	1,070.0	545.0	630.9

Off-Line Debit Programs
United States	189.4	25.4%	116.8	25.2%	2,762.6	72.6	25.8%	698.1	69.3	74.5
Worldwide	347.3	23.6%	183.4	20.3%	3,977.4	163.9	27.6%	1,442.2	107.3	118.3

	For the 3 Months ended December 31, 2005
All Programs except On-Line Debit Programs	GDV (Billions)	Growth (Local)	Purchase Volume (Billions)	Growth (Local)	Purchase Transactions (Millions)	Cash Volume (Billions)	Growth (Local)	Cash Transactions (Millions)	Accounts (Millions)	Cards (Millions)	Acceptance Locations (Millions)
South Asia/Middle East Africa	$6.7	56.5%	$4.2	33.8%	66.6	$2.5	117.1%	20.2	15.8	18.6	.6
Asia/Pacific	68.3	8.9%	37.3	15.1%	466.8	31.0	2.2%	130.8	131.6	144.2	7.6
Europe	119.0	14.4%	88.0	13.2%	1,212.0	31.1	18.1%	207.9	116.6	129.5	7.8
Latin America	29.5	27.2%	13.8	30.6%	309.4	15.7	24.3%	107.3	61.6	74.1	2.0
Canada	17.3	12.7%	14.9	14.8%	185.5	2.4	1.0%	4.6	25.7	31.3	.8
United States	204.9	8.5%	160.1	11.7%	2,258.4	44.8	-1.6%	187.2	301.0	351.6	6.0
Worldwide	445.8	11.9%	318.3	13.6%	4,498.7	127.5	7.8%	658.0	652.3	749.3	24.7

Credit Programs
United States	154.4	5.1%	128.0	9.0%	1,511.1	26.4	-10.6%	16.7	231.7	277.0
Worldwide	352.0	10.1%	268.7	12.7%	3,426.8	83.3	2.4%	252.8	545.0	630.9

0ff-Line Debit Programs
United States	50.5	20.3%	32.1	23.6%	747.3	18.4	15.0%	170.5	69.3	74.5
Worldwide	93.7	19.1%	49.6	18.5%	1,071.9	44.2	19.7%	375.2	107.3	118.3

This press release contains forward-looking information. Although MasterCard believes that its expectations are based on reasonable assumptions, it can give no assurance that its objectives will be achieved. Important factors that could cause actual results to differ materially from forward-looking information contained in this press release include: global political and economic conditions; MasterCard’s ability to achieve its strategic objectives; the performance of MasterCard’s member financial institutions and the nature of MasterCard’s business relationships with these institutions; substantial and increasingly intense competition in the global payments industry; the success of MasterCard’s global advertising, sponsorship, promotion and merchant acceptance initiatives; the functionality and security of MasterCard’s transaction processing systems; MasterCard’s ability to adapt to industry trends with technological and payment program innovations; the resolution of certain legal proceedings and regulatory actions; changing market dynamics and the other risk factors disclosed in MasterCard Incorporated’s most recent Annual Report on Form 10-K. MasterCard disclaims any obligation to publicly update or revise any forward-looking information.

Note to Editors:

Online debit activity, which includes MasterCard’s online debit program, Maestro, and MasterCard’s ATM-only brand, Cirrus, will be available at a later date.

The data in this press release is provided by the member financial institutions of MasterCard International Incorporated and its affiliates (“MasterCard”) and is subject to revision and amendment by such members subsequent to the date of its release which revisions and amendments may be material. A portion of the data relating to accounts and cards reflects the impact of routine portfolio changes among members and other practices that may lead to over counting of the underlying data in certain circumstances. Information with respect to gross dollar volumes (“GDV”) includes the impact of balance transfers and convenience checks. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued.

MasterCard International – Page 3

MasterCard International Reports Double Digit Operating Growth in 2005

February 2, 2006

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter.

Period-over-period rates of change in GDV, purchase volume and cash volume are provided on a local-currency basis in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change. Accordingly, the period-over-period rates of change in this press release cannot be extrapolated directly by reference to the U.S. dollar volume information presented for the current and historical periods.

MasterCard-branded data regarding GDV, purchase volume, purchase transactions, cash volume and cash transactions is derived from information provided by MasterCard members that is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. MasterCard-branded data concerning accounts, cards and acceptance locations is derived from information provided by MasterCard members that is subject to certain limited verification by MasterCard. Certain information with respect to acceptance locations is provided by third parties and has not been independently verified by MasterCard.

The data in this press release includes information with respect to MasterCard-branded transactions that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues. Accordingly, the data in this press release cannot be taken as a direct indication of the financial performance of MasterCard International or its parent company, MasterCard Incorporated. Cash volumes for the periods indicated in the tables above for MasterCard-branded debit programs in the U.S. region and credit programs in the Asia/Pacific region are higher due to expanded data collection and stricter enforcement of reporting requirements during these periods. Some of the data in the Asia/Pacific region for the periods prior to the three months ended September 30, 2004 have been estimated in order to conform to current presentation standards and ensure comparable statistics.

In addition, a change in methodology for characterizing volumes for certain transactions in China and the United Kingdom have lowered purchase volume and increased cash volume in the Asia/Pacific and Europe regions.

About MasterCard International

MasterCard Incorporated is a leading global payments solutions company that provides a broad variety of innovative services in support of our global members’ credit, deposit access, electronic cash, business-to-business and related payment programs. MasterCard, through its principal operating subsidiary, MasterCard International Incorporated, manages a family of well-known, widely accepted payment card brands including MasterCard®, Maestro® and Cirrus® and serves financial institutions, consumers and businesses in over 210 countries and territories. The MasterCard award-winning Priceless® advertising campaign is now seen in 105 countries and in 48 languages, giving the MasterCard brand a truly global reach and scope. For more information go to www.mastercardinternational.com.

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